UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street

Suite 1800

Cambridge, MA

02142

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (617) 444-8444

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2014, Minerva Neurosciences, Inc. (the “Company”) named Mr. Joseph Reilly, age 39, as its Chief Operating Officer.  Mr. Reilly previously acted as the Company’s Chief Business Officer, a position he has held since joining the Company on January 5, 2014.

Prior to joining Minerva, Mr. Reilly was Vice President and Head of Commercial Strategy and Operations at Genzyme, a Sanofi pharmaceutical company, from August 2012 to December 2013. In more than a decade at Genzyme, he also served as Vice President of Global Business Operations from July 2011 to August 2012, Vice President of Commercial Operations in the Personalized Genetic Health Division from March 2010 to July 2011 and Vice President of Business Unit Finance from November 2007 to March 2010. He earned a B.S. in Finance at Boston College and his M.S. in Finance from the Wallace E. Carroll Graduate School of Management at Boston College

There are no family relationships between Mr. Reilly and any director or executive officer of the Company.

Pursuant to the terms of Mr. Reilly’s employment agreement dated as of December 23, 2013 (the “Employment Agreement”), Mr. Reilly’s initial annual base salary was $250,000.  In connection with Mr. Reilly’s appointment as Chief Operating Officer, his annual base salary was increased to $265,000 on July 29, 2014.  Mr. Reilly will be eligible for an annual bonus of up to 30% of his then-current base salary based upon the achievement of performance targets.

Under the terms of the Employment Agreement, Mr. Reilly was paid a sign-on bonus of $30,000 after completing 90 calendar days of employment with the Company.  In addition, Mr. Reilly was granted an option on June 30, 2014 to purchase 93,541 shares of the Company’s common stock at an exercise price equal to $6.00 per share.  The option shall vest and become exercisable as follows: (i) 25% of the shares subject to the IPO Option will become exercisable upon Mr. Reilly’s completion of one year of service measured from January 5, 2015, and (ii) the balance of the option shares will become exercisable in a series of twelve equal quarterly installments over the 3 year period thereafter, subject to Mr. Reilly’s service through such vesting dates.

Mr. Reilly is entitled to severance benefits under the terms of the Employment Agreement in the event of termination of Mr. Reilly’s employment by the Company without cause (and not by reason of Mr. Reilly’s disability), or by him for good reason.  In such event, Mr. Reilly will be entitled to receive (i) continuation of his base salary for a period of six months after the effective date of termination, (ii) reimbursement for his COBRA premiums on a grossed-up basis, less the amount active employees pay for health coverage, for a period of six months after termination, (iii) a pro-rata portion of his annual bonus (assuming that the annual bonus payment was equal to 30% of his base salary in effect at the time of termination), and (iv) immediate vesting of any unvested options or other equity awards that are outstanding at the time of termination and which, but for the termination, would have become vested during the six month period following the date of termination. The payments and accelerated vesting described in the preceding sentence are subject to the execution and non-revocation of a release agreement and continued compliance of certain covenants set forth in the Employment Agreement.

The foregoing summary is qualified in its entirety by the full text of the Employment Agreement which was filed with the Company’s Registration Statement on Form S-1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)

Exhibit	Description
10.1*	Employment Agreement between the Company and Joseph Reilly, dated as of December 23, 2013

* Previously filed as Exhibit 10.9 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 filed with the Commission on June 10, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

Date:	August 4, 2014	By:	/s/ Rogerio Vivaldi Coelho MD, MBA
			Name:	Rogerio Vivaldi Coelho MD, MBA
			Title:	President, Chief Executive Officer and Director

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EXHIBIT INDEX

Exhibit	Description
10.1*	Employment Agreement between the Company and Joseph Reilly, dated as of December 23, 2013

* Previously filed as Exhibit 10.9 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 filed with the Commission on June 10, 2014.

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